Exhibit 99.1

Synaptics Reports Fourth Quarter and Full Year Fiscal 2025 Results

Fiscal 2025 revenue grew 12.0%, fueled by 53% growth in Core IoT product sales

Synaptics' Board of Directors approved a new share repurchase program of up to $150 million

Fiscal 2025 Financial Highlights

•Revenue of $1.074 billion increased 12% year-over-year
•Core IoT product sales grew by 53% year-over-year
•GAAP loss per share of $1.22
•Non-GAAP diluted earnings per share increased 61% to $3.62
•Repurchased $128 million (or approximately 1.8 million) shares
•Reduced gross debt by approximately 14% or $134 million

Q4’25 Financial Results

•Revenue of $282.8 million
•Fiscal fourth quarter Core IoT product sales grew by 55% versus last year
•GAAP gross margin of 43.0%
•Non-GAAP gross margin of 53.5%
•GAAP loss per share of $0.12
•Non-GAAP diluted earnings per share of $1.01

SAN JOSE, Calif., – August 7, 2025 – Synaptics Incorporated (Nasdaq: SYNA) today reported financial results for its fourth quarter and full year of fiscal 2025 ended June 28, 2025.

Net revenue for the fourth quarter of fiscal 2025 was $282.8 million. GAAP net loss for the fourth quarter of fiscal 2025 was $4.7 million, or a loss of $0.12 per basic share. Non-GAAP net income for the fourth quarter of fiscal 2025 was $39.5 million, or $1.01 per diluted share.

For the full year fiscal 2025, net revenue was $1.07 billion. GAAP gross margin for fiscal 2025 of 44.7% compared to 45.8% in the prior year; and non-GAAP gross margin of 53.6% compared to 53.0% in the prior year. GAAP net loss for the recently completed fiscal year was $47.8 million or a loss of $1.22 per basic share. Non-GAAP net income for the recently completed fiscal year was $143.9 million or $3.62 per diluted share, an increase of 61%.

“Since joining Synaptics, my conversations with employees and customers have deepened my confidence in our engineering talent, differentiated technology, and strong customer relationships. I am even more convinced of our strategic focus on Core IoT and the opportunities to create value for shareholders, customers, and employees," said Rahul Patel, Synaptics' President and Chief Executive Officer. "In fiscal 2025, we returned to growth with revenue increasing 12% year over year, driven primarily by our Core IoT products, which grew an impressive 53% year over year. Looking ahead, our priorities are clear: continue to accelerate growth in Core IoT with an emphasis on Edge AI, deliver on our product roadmap, and maintain operational discipline. We believe this focus will position Synaptics for sustainable, long-term growth."

Business Outlook
Ken Rizvi, the company's CFO added, “Our order activity, backlog, and channel inventory levels have improved. This is reflected in our first quarter fiscal 2026 guidance. At the mid-point of our guidance range, we anticipate approximately 13 percent year-over-year revenue growth. We continue to maintain a strong financial position, supported by a healthy balance sheet and solid cash flows. Following the expiration of our previous authorization, the Board has approved a new repurchase program of up to $150 million of the Company's common stock.”

The first quarter fiscal 2026 outlook information provided below is based on the company’s current estimates and is not a guarantee of future performance. These statements are forward-looking and actual results may differ materially. Refer to the “Cautionary Statement Regarding Forward-Looking Statements” section below for information on the factors that could cause the Company’s actual results to differ materially from these forward-looking statements.

For the first quarter of fiscal 2026, the company expects:

	GAAP	Non-GAAP Adjustment	Non-GAAP

Revenue	$290M ± $10M	N/A	N/A

Gross Margin*	42.5 percent ± 2.0 percent	$32M ± $1M	53.5 percent ± 1.0 percent

Operating Expense**	$147M ± $4M	$42M ± $2M	$105M ± $2M

Earnings (loss) per share***	($0.54) ± $0.25	$1.59 ± $0.10	$1.05 ± $0.15

*    Projected Non-GAAP gross margin excludes $30.0 to $32.0 million acquisition and integration-related costs and $1.0 million share-based compensation.
**    Projected Non-GAAP operating expense excludes $33.0 to $35.0 million in share-based compensation costs, $1.0 million restructuring costs, and $6.0 to $8.0 million acquisition and integration related costs.
***    Projected Non-GAAP earnings (loss) per share excludes $0.87 to $0.91 in share-based compensation costs, $0.03 restructuring costs, $0.94 to $0.98 acquisition and integration related costs, and ($0.15) to ($0.43) other non-cash and Non-GAAP tax adjustments.
Our outlook is also subject to the fluid macroeconomic landscape, including global trade and tariff uncertainties (refer to the “Cautionary Statement Regarding Forward-Looking Statements" below).

Stock Repurchase Program
On August 5, 2025, the Company's Board of Directors (the "Board") authorized a new share repurchase program to repurchase up to $150 million of the Company’s common stock, par value $0.001 per share (“Common Stock”). While the program has no expiration date, the Board will periodically review its appropriateness in light of the Company’s capital allocation priorities, market conditions, the Company’s balance sheet, expected free cash flow, alternative investment opportunities, and other factors.

Repurchases may be made from time to time through open market repurchases or through privately negotiated transactions, subject to market conditions, legal requirements and other relevant factors. Open market repurchases may be structured to occur within the pricing and volume requirements of Rule 10b-18 of the Exchange Act. The Company may also enter into Rule 10b5-1 trading plans to facilitate repurchases pursuant to this authorization. The actual number of shares repurchased, if any, and the timing of such repurchases will depend on various factors, including the Company’s cash balances, general business and market conditions, prevailing stock prices and the availability of alternative investment opportunities. This program does not obligate the Company to repurchase any particular amount of Common Stock and may be extended, modified, suspended or terminated at any time at the Company’s discretion.

Earnings Call and Supplementary Materials
The Synaptics fourth quarter fiscal 2025 teleconference and webcast is scheduled to begin at 2:00 p.m. PT (5:00 p.m. ET), on Thursday, August 7, 2025, during which the company may discuss forward-looking information.

Speakers:
•Rahul Patel, President and Chief Executive Officer
•Ken Rizvi, Chief Financial Officer

To participate on the live call, analysts and investors should pre-register at Synaptics Q4 FY2025 Earnings Call Registration.
https://register-conf.media-server.com/register/BIf75ecb14f9714f7d81a1df40e7a7f797

Supplementary slides, a copy of the prepared remarks, and a live and archived webcast of the conference call will be accessible from the “Investor Relations” section of the company’s website at https://investor.synaptics.com/.

About Synaptics Incorporated:
Synaptics (Nasdaq: SYNA) is driving innovation in AI at the Edge, bringing AI closer to end users and transforming how we engage with intelligent connected devices, whether at home, at work, or on the move. As a go-to partner for forward-thinking product innovators, Synaptics powers the future with its cutting-edge Synaptics Astra™ AI-Native embedded compute, Veros™ wireless connectivity, and multimodal sensing solutions. We’re making the digital experience smarter, faster, more intuitive, secure, and seamless. From touch, display, and biometrics to AI-enabled wireless connectivity, video, vision, audio, speech, and security processing, Synaptics is a force behind the next generation of technology enhancing how we live, work, and play. Follow Synaptics on LinkedIn, X and Facebook, or visit synaptics.com.

Use of Non-GAAP Financial Information
In evaluating its business, Synaptics considers and uses Non-GAAP Net Income, which we define as net income excluding share-based compensation, acquisition-related costs, and certain other non-cash or recurring and non-recurring items the company does not believe are indicative of its core operating performance, as a supplemental measure of operating performance. Non-GAAP Net Income is not a measurement of the company’s financial performance under GAAP and should not be considered as an alternative to GAAP Net Income. The company presents Non-GAAP Net Income because it considers it an important supplemental measure of its performance since it facilitates operating performance comparisons from period to period by eliminating potential differences in net income caused by the existence and timing of share-based compensation charges, acquisition and integration-related costs, restructuring costs, and certain other non-cash or recurring and non-recurring items. Non-GAAP Net Income has limitations as an analytical tool and should not be considered in isolation or as a substitute for the company’s GAAP Net Income. The principal limitations of this measure are that it does not reflect the company’s actual expenses and may thus have the effect of inflating its net income and net income per share as compared to its operating results reported under GAAP. In addition, the company presents components of Non-GAAP Net Income, such as Non-GAAP Gross Margin, Non-GAAP operating expenses and Non-GAAP operating margin, for similar reasons.
As presented in the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” tables that follow, Non-GAAP Net Income and each of the other Non-GAAP financial measures excludes one or more of the following items:
Acquisition and integration-related costs
Acquisition and integration-related costs primarily consist of:

•amortization of purchased intangibles, which include acquired intangibles such as developed technology, customer relationships, trademarks, backlog, licensed technology, patents, and in-process technology when post-acquisition development is determined to be substantively complete;
•inventory fair value adjustments affecting the carrying value of inventory acquired in an acquisition;
•transitory post-acquisition incentive programs negotiated in connection with an acquired business or designed to encourage post-acquisition retention of key employees; and
•legal and consulting costs directly associated with acquisitions, potential acquisitions and refinancing costs, including non-recurring acquisition related costs and services.

These acquisition and integration-related costs are not factored into the company’s evaluation of its ongoing business operating performance or potential acquisitions, as they are not considered as part of the company’s principal operations. Further, the amount of these costs can vary significantly from period to period based on the terms of an earn-out arrangement, revisions to assumptions that went into developing the estimate of the contingent consideration associated with an earn-out arrangement, the size and timing of an acquisition, the lives assigned to the acquired intangible assets, and the maturity of the business acquired. Excluding acquisition related costs from Non-GAAP measures provides investors with a basis to compare Synaptics against the performance of other companies without the variability and potential earnings volatility associated with purchase accounting and acquisition-related items.

Share-based compensation
Share-based compensation expense relates to employee equity award programs and the vesting of the underlying awards, which includes stock options, deferred stock units, market stock units, performance stock units, phantom stock units and the employee stock purchase plan. Share-based compensation settled with stock, which includes stock options, deferred stock units, market stock units, performance stock units and the employee stock purchase plan, is a non-cash expense, while share-based compensation settled with cash, which includes phantom stock units, is a cash expense. Settlement of all employee equity award programs, whether settled with cash or stock, varies in amount from period to period and is dependent on market forces that are often beyond the company’s control. As a result, the company excludes share-based compensation from its internal operating forecasts and models. The company believes that Non-GAAP measures reflecting adjustments for share-based compensation provide investors with a basis to compare the company’s principal operating performance against the performance of peer companies without the variability created by share-based compensation resulting from the variety of equity-linked compensatory awards used by other companies and the varying methodologies and assumptions used.

Intangible asset impairment charge
Intangible asset impairment charge represents the excess carrying value of an indefinite-lived asset over its fair value. The intangible asset impairment charge is a non-cash charge. The company excludes intangible asset impairment charge from its internal operating forecasts and models when evaluating its ongoing business performance. The company believes that Non-GAAP measures, reflecting adjustments for intangible asset impairment charge, provide investors with a basis to compare the company’s principal operating performance against the performance of other companies without the variability created by the intangible asset impairment charge.

Restructuring costs
Restructuring costs are costs incurred to address cost structure inefficiencies of acquired or existing business operations and consist primarily of employee termination, asset disposal and office closure costs, including the reversal of such costs. As a result, the company excludes restructuring costs from its internal operating forecasts and models when evaluating its ongoing business performance. The company believes that Non-GAAP measures reflecting adjustments for restructuring costs provide investors with a basis to compare the company’s principal operating performance against the performance of other companies without the variability created by restructuring costs designed to address cost structure inefficiencies of acquired or existing business operations.

Site remediation accrual
Site remediation accrual represents an update to the estimated future costs associated with the ongoing planning and remediation of a site contamination project from an acquisition. As we evaluate progress on our ongoing remediation effort and as we work with governmental organizations to update our remediation plan to meet the evolving guidelines, we estimate costs associated with plan revisions to determine if our liability has changed. Excluding the site remediation accrual from Non-GAAP measures provides investors with a basis to compare Synaptics against the performance of other companies without the variability associated with the site remediation accrual.

Legal settlement accruals and other
Legal settlement accruals and other represent our estimated cost of settling legal claims and any obligations to indemnify a counterparty against third party claims that are unusual or infrequent. As a result, the company will exclude these settlement charges from its internal operating forecasts and models when evaluating its ongoing business performance. The company believes that non-GAAP measures reflecting an adjustment for settlement charges provide investors with a basis to compare the company’s principal operating performance against the performance of other companies without the variability created by unusual or infrequent settlement accruals designed to address non-recurring or non-routine costs.

Loss on early extinguishment of debt
Loss on extinguishment of debt represents a non-cash item based on the difference in the carrying value of the debt and the fair value of the debt when extinguished. Loss on early extinguishment of debt is excluded from Non-GAAP results as it is non-cash. Excluding loss on early extinguishment of debt from Non-GAAP measures provides investors with a basis to compare Synaptics against the performance of other companies without the variability associated with loss on early extinguishment of debt.

Executive transition and other costs
Executive transition and other costs represent non-recurring expenses associated with our CEO transition in fiscal 2025 primarily related to a one-time sign-on bonus. These expenses are excluded from our non-GAAP results because they are not indicative of the company’s core operating performance. Management believes that adjusting for these items enhances investors’ ability to meaningfully compare the company’s ongoing financial performance with that of other companies by removing variability caused by infrequent or non-routine personnel-related costs.

Other non-cash items
Other non-cash items include non-cash amortization of debt discount and issuance costs. These items are excluded from Non-GAAP results as they are non-cash. Excluding other non-cash items from Non-GAAP measures provides investors with a basis to compare Synaptics against the performance of other companies without the variability associated with other non-cash items.

Non-GAAP tax adjustments
The company forecasts its long-term Non-GAAP tax rate in order to provide investors with improved long-term modeling accuracy and consistency across financial reporting periods by eliminating the effects of certain items in our Non-GAAP net income and Non-GAAP net income per share, including the type and amount of share-based compensation, the taxation of post-acquisition intercompany intellectual property cross-licensing or transfer transactions, and the impact of other acquisition items that may or may not be tax deductible. The company intends to evaluate its long-term Non-GAAP tax rate annually for significant events, including material tax law changes in the major tax jurisdictions in which the company operates, corporate organizational changes related to acquisitions or tax planning opportunities, and substantive changes in our geographic earnings mix.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements related to the company’s current expectations and projections relating to its financial condition, results of operations, including the company’s financial guidance for first quarter of fiscal 2026, plans, objectives, future performance and business, including the anticipated growth and trends in its Core IoT and Edge AI businesses, the ability to execute in its product development roadmaps, the impact of strategic investments and operational discipline, and the ability to deliver shareholder value through share repurchases and other capital return initiatives. Such forward-looking statements may include words such as “expect,” “anticipate,” “intend,” “believe,” “estimate,” “plan,” “target,” “strategy,” “continue,” “may,” "commit," “will,” “should,” variations of such words, or other words and terms of similar meaning. All forward-looking statements are based upon the company’s current expectations or various assumptions. The company’s expectations and assumptions are expressed in good faith, and the company believes there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including risks related to global macroeconomic conditions, including the impact of trade restrictions, tariffs, or geopolitical tensions such as the conflict in the Middle East, any of which may lead to reduced customer demand, supply chain disruptions, increased costs, and operational adjustments (such as reductions in force); inflationary pressures, fluctuating interest rates, and exchange rate volatility; demand variability in the Core IoT and Enterprise and Automotive markets, as well as risks related to customer concentration, inventory corrections, or changes in end-market adoption trends; the company’s dependence on one or more large customers; the company’s exposure to industry downturns and cyclicality in its target markets; manufacturing and supply chain risks, including the company’s dependence on third parties to maintain satisfactory manufacturing yields and deliverable schedules, the availability of critical components or delays from third-party foundries and assemblers; the company’s ability to successfully execute on its strategies, including new product introductions, acquisitions and strategic partnerships; the company’s ability to execute on its cost reduction initiatives and to achieve expected synergies and expense reductions; the company’s ability to maintain and build relationships with its customers; the company’s indemnification obligations for any third party claims; operational challenges related to the CEO transition, including leadership continuity and retention of other key technical or managerial personnel; risks related to our ability to deliver expected financial or strategic benefits from investing in growth while simultaneously returning capital to shareholders through share repurchases; and other risks as identified in the “Risk Factors,” “Management’ Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections of the company’s most recent Annual Report on Form 10-K and the company’s most recent Quarterly Report on Form 10-Q; and other risks as identified from time to time in the company’s Securities and Exchange Commission reports. For any forward-looking statements contained in this press release, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and the company assumes no obligation to update publicly or revise any forward-looking statements in light of new information or future events, except as required by law.

Synaptics and the Synaptics logo are trademarks of Synaptics in the United States and/or other countries. All other marks are the property of their respective owners.

For more information, please contact:
Munjal Shah
Head of Investor Relations
+1-408-518-7639
munjal.shah@synaptics.com

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	June 2025	June 2024
ASSETS
Current Assets:
Cash and cash equivalents	$391.5	$876.9
Short-term investments	61.0	—
Receivables, net	130.3	142.4
Inventories	139.5	114.0
Prepaid expenses and other current assets	29.6	29.0
Total current assets	751.9	1,162.3
Property and equipment, net	72.1	75.5
Goodwill	872.3	816.4
Purchased intangibles	262.2	288.4
Deferred tax assets	408.8	345.6
Non-current other assets	217.1	136.8
Total assets	$2,584.4	$2,825.0
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$98.5	$87.5
Accrued liabilities	172.4	183.7
Current portion of debt	—	6.0
Total current liabilities	270.9	277.2
Long-term debt	834.8	966.9
Other long-term liabilities	83.8	114.1
Total liabilities	1,189.5	1,358.2
Stockholders' Equity:
Common stock and additional paid-in capital	1,211.9	1,107.1
Treasury stock	(1,006.9)	(878.0)
Retained earnings	1,189.9	1,237.7
Total stockholders' equity	1,394.9	1,466.8
Total liabilities and stockholders’ equity	$2,584.4	$2,825.0

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	June 2025	June 2024	June 2025	June 2024
Net revenue	$282.8	$247.4	$1,074.3	$959.4
Acquisition-related costs (1)	29.4	17.8	97.5	64.3
Cost of revenue	131.9	116.2	496.4	455.3
Gross margin	121.5	113.4	480.4	439.8
Operating expenses:
Research and development	93.6	84.4	346.8	336.3
Selling, general, and administrative	46.1	38.8	180.3	161.3
Acquired intangibles amortization (1)	4.6	3.9	16.7	17.3
Intangible asset impairment charges (2)	—	16.0	13.8	16.0
Restructuring costs (3)	1.4	1.4	16.9	10.5
Total operating expenses	145.7	144.5	574.5	541.4
Operating loss	(24.2)	(31.1)	(94.1)	(101.6)
Interest and other expense, net	(1.6)	(5.6)	(12.9)	(23.0)
Loss on early extinguishment of debt	—	—	(6.5)	—
(Loss)/income before provision for income taxes	(25.8)	(36.7)	(113.5)	(124.6)
(Benefit)/provision for income taxes	(21.1)	(245.0)	(65.7)	(250.2)
Net (loss)/income	$(4.7)	$208.3	$(47.8)	$125.6
Net (loss)/income per share:
Basic	$(0.12)	$5.27	$(1.22)	$3.20
Diluted	$(0.12)	$5.22	$(1.22)	$3.16
Shares used in computing net (loss)/income per share:
Basic	38.6	39.5	39.3	39.2
Diluted	38.6	39.9	39.3	39.7

(1) These acquisition related costs and acquired intangibles amortization consist primarily of amortization associated with certain acquired intangible assets.
(2) Intangible asset impairment charges represent the excess carrying value of certain indefinite-lived asset over its fair value.
(3) Restructuring costs primarily include severance and lease related costs associated with operational restructurings.

SYNAPTICS INCORPORATED
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	June 2025	June 2024	June 2025	June 2024
GAAP gross margin	$121.5	$113.4	$480.4	$439.8
Acquisition and integration related costs	29.3	17.8	97.5	64.3
Share-based compensation	0.4	1.0	(1.7)	4.2
Non-GAAP gross margin	$151.2	$132.2	$576.2	$508.3
GAAP gross margin - percentage of revenue	43.0%	45.8%	44.7%	45.8%
Acquisition and integration related costs - percentage of revenue	10.4%	7.2%	9.1%	6.7%
Share-based compensation - percentage of revenue	0.1%	0.4%	(0.2%)	0.5%
Non-GAAP gross margin - percentage of revenue	53.5%	53.4%	53.6%	53.0%
GAAP research and development expense	$93.6	$84.4	$346.8	$336.3
Share-based compensation	(20.2)	(15.3)	(68.8)	(61.0)
Non-GAAP research and development expense	$73.4	$69.1	$278.0	$275.3
GAAP selling, general, and administrative expense	$46.1	$38.8	$180.3	$161.3
Share-based compensation	(10.5)	(10.3)	(45.7)	(53.7)
Acquisition and integration related costs	(1.9)	—	(8.3)	—
Executive transition and other costs	(2.6)	—	(2.6)	—
Site remediation accrual	—	—	—	(1.6)
Legal settlement accruals and other	—	(1.1)	(3.0)	(1.1)
Non-GAAP selling, general, and administrative expense	$31.1	$27.4	$120.7	$104.9
GAAP operating loss	$(24.2)	$(31.1)	$(94.1)	$(101.6)
Acquisition and integration related costs	35.8	21.7	122.5	81.6
Executive transition and other costs	2.6	—	2.6	—
Share-based compensation	31.1	26.6	112.8	118.9
Legal settlement accruals and other	—	1.1	3.0	1.1
Restructuring costs	1.4	1.4	16.9	10.5
Intangible asset impairment charge	—	16.0	13.8	16.0
Site remediation accrual	—	—	—	1.6
Non-GAAP operating income	$46.7	$35.7	$177.5	$128.1
GAAP net income (loss)	$(4.7)	$208.3	$(47.8)	$125.6
Acquisition and integration related costs	35.8	21.7	122.5	81.6
Executive transition and other costs	2.6	—	2.6	—
Share-based compensation	31.1	26.6	112.8	118.9
Restructuring costs	1.4	1.4	16.9	10.5
Intangible asset impairment charge	—	16.0	13.8	16.0
Site remediation accrual	—	—	—	1.6
Legal settlement accruals and other	—	1.1	3.0	1.1
Loss on early extinguishment of debt	—	—	6.5	—
Other non-cash items	0.8	0.7	2.7	2.6
Non-GAAP tax adjustments	(27.5)	(250.2)	(89.1)	(268.5)
Non-GAAP net income	$39.5	$25.6	$143.9	$89.4
GAAP net income (loss) per share	$(0.12)	$5.22	$(1.22)	$3.16
Acquisition and integration related costs	0.92	0.54	3.12	2.08
Executive transition and other costs	0.07	—	0.07	—
Share-based compensation	0.80	0.67	2.87	3.03
Restructuring costs	0.04	0.04	0.43	0.27
Intangible asset impairment charge	—	0.40	0.35	0.41
Site remediation accrual	—	—	—	0.04
Legal settlement accruals and other	—	0.03	0.08	0.03
Loss on early extinguishment of debt	—	—	0.17	—
Other non-cash items	0.02	0.02	0.07	0.07
Non-GAAP tax adjustments	(0.70)	(6.28)	(2.27)	(6.84)
Share adjustment	(0.02)	—	(0.05)	—
Non-GAAP net income per share - diluted	$1.01	$0.64	$3.62	$2.25

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED CASH FLOWS
(In millions)
(Unaudited)

	Year Ended
	2025	2024

Net (loss)/income	$(47.8)	$125.6
Non-cash operating items	219.0	(19.8)
Changes in working capital	(29.2)	30.1
Net cash provided by operating activities	142.0	135.9

Acquisition of business, net of cash and cash equivalents acquired	(201.1)	—
Advance payment on intangible assets	—	(120.3)
Net (purchases)/proceeds from short-term investments	(61.0)	9.9
Purchases of property and equipment and other	(25.8)	(33.8)
Purchase of intangible assets	(10.0)	(13.5)
Net cash used in investing activities	(297.9)	(157.7)

Net proceeds from issuance of debt	435.1	—
Payments for capped call transactions	(49.9)	—
Equity compensation, net	(5.7)	(21.0)
Repurchases of common stock, exclusive of excise taxes	(128.3)	—
Repayment of debt	(583.5)	(7.5)
Other	0.9	3.4
Net cash used by financing activities	(331.4)	(25.1)
Effect of exchange rate changes on cash and cash equivalents	1.9	(0.9)
Net decrease in cash and cash equivalents	(485.4)	(47.8)
Cash and cash equivalents, beginning of period	876.9	924.7
Cash and cash equivalents, end of period	$391.5	$876.9